                       ESTERLINE TECHNOLOGIES CORPORATION
                LONG-TERM INCENTIVE COMPENSATION PLAN--CYCLE III
                         FISCAL YEARS 1993 through 1996



PURPOSE OF PLAN

This Plan is for the fiscal years 1993 through 1996 and is intended to provide a program to retain and compensate Esterline officers based on the long-term performance of Esterline Technologies. The Plan is designed to reward successful management employment of Esterline's resources to achieve superior performance, measured by: (1) continuous increase in Esterline earnings, and
(2) increase in the long-term return on shareholders' equity.

MEMBERSHIP IN PLAN

Esterline officers shall be eligible for membership in the Plan after appointment and return of a signed acceptance of the appointment letter specifying the member's award level.

The Plan may be modified, amended or terminated at any time; but any such modification, amendment or termination shall not, without a member's written consent, affect his/her incentive compensation accrued prior to such modification, amendment or termination of the Plan. Nothing in this Plan limits Esterline from exercising the right to terminate an employee at any time for any reason.

APPOINTMENTS AND PERFORMANCE TARGETS

Each appointee to the Plan shall be entitled to incentive compensation based on Esterline's combined performance on two equally weighted specific criteria adjusted for relative industry performance of Esterline's "industry peer group" (see Exhibit 1). The criteria are:

A. Cumulative earnings per share for the four years ending October 31, 1996, excluding any gains or losses from the divestiture of any primary operating subsidiary.

         All earnings per share computations shall be adjusted for stock dividends, splits or reverse splits. The four-year earnings per share target is $6.66, but ranges from a minimum of $4.15 to a maximum of $9.37, depending on the average annual growth rate achieved by Esterline's industry peer group. (See Attachment A.)

B. Average cumulative return on average common shareholders' equity for the four years ending October 31, 1996.

         The four-year mathematical average shall be based on each year's audited beginning and ending common shareholders' equity, excluding any amounts for any preferred shares.

         * The minimum return on equity criteria is three percentage points less than the four-year median of the return on shareholders' equity of Esterline's industry peer group.

         * The maximum return on equity criteria is four percentage points more than the four-year median of the return on shareholders' equity of Esterline's industry peer group.

No award will be earned for a target if the performance is less than minimum. No additional award will be earned for any performance above the maximum. Awards will be prorated for other performance levels.

COMPUTATION OF FOUR-YEAR AWARDS

Esterline's performance is calculated relative to each performance target individually. Achievement of each criteria at the target level earns 100% of the individual's total award--50% for each performance target. (See Attachment B for award percentages at the target, less than minimum, minimum and maximum levels for each performance target.) Awards for performance between a target and its minimum or between a target and its maximum will be prorated.

BASIS FOR COMPUTATION OF PARTIAL PAYMENTS

                                                         Cumulative
         Four-Year Relative                          Earned Performance
         Performance Basis                        of Four-Year Award Level
         ------------------                       ------------------------
         Estimated based on                                  1/3
         FY 1993 & 1994

         Estimated based on
         FY 1993, 1994 & 1995                                2/3

PAYMENT OF AWARDS

Payment shall be made at three intervals in the cycle. Partial payment shall be computed based on the latest estimate of the four- year outcome and shall be paid after completion of fiscal 1994 and 1995; these payments shall be made no later than March 1, 1995 and March 1, 1996, respectively. Final payment shall be made after completion of fiscal 1997, and no later than March 1, 1997.

The amount of each payment, if any, shall be the amount earned for the cumulative performance for the cycle-to-date period less any amounts previously paid. Partial payments, once paid, are not refundable to Esterline Technologies.

A Plan member must be an employee on October 31, 1994, 1995 or 1996 to receive payment related to that portion of the cycle. However, if an employee's participation in the Plan is terminated during any Plan year due to normal retirement, death or disability, a pro rata share of his/her award will be determined after completion of fiscal 1996, and paid no later than March 1, 1997. In the case of death, payments shall be made to his/her estate.




/s/ W. P. Hurlbut
- ------------------
W. P. Hurlbut
Chairman, President and
Chief Executive Officer

                                                                    ATTACHMENT A



                       ESTERLINE TECHNOLOGIES CORPORATION
                LONG-TERM INCENTIVE COMPENSATION PLAN--CYCLE III

                       ADJUSTMENTS FOR VARYING LEVELS OF
                        INDUSTRY PEER GROUP PERFORMANCE

                            EPS PERFORMANCE TARGETS


                  Average Annual                 EPS                 Minimum EPS         Maximum EPS
            Compounded EPS Growth Rate       Performance             Performance         Performance
              of Industry Peer Group           Targets                 Targets             Targets
            ---------------------------      ------------            -----------        -----------
             Less than 4%                        $5.66                   $4.15             $7.87
             4 - 9%                               6.16                    4.65              8.37
             9 - 13%                              6.66*                   5.15              8.87
             More than 13%                        7.16                    5.65              9.37





*  Esterline base EPS target.

                                                                    ATTACHMENT B



                       ESTERLINE TECHNOLOGIES CORPORATION
                LONG-TERM INCENTIVE COMPENSATION PLAN--CYCLE III

               PERCENTAGE OF APPOINTEE'S AWARD EARNED AT VARYING
                         LEVELS OF COMPANY PERFORMANCE



   Performance
   Relative to           % of Award          % of Award        Total % of Appointee's
   Target Level        from ROE Target     from EPS Target          Award Earned
- ------------------     ---------------     ---------------     ----------------------
Less than Minimum           0  %               0  %                      0%
Minimum Level              12.5               12.5                      25
Target Level               50                 50                       100
Maximum Level             100                100                       200